As filed with the Securities and Exchange Commission on January 12, 1998
                                                  Registration No. 333-
    ==========================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C.  20549
                              _________________________

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              _________________________

                             COVER-ALL TECHNOLOGIES, INC.
                      (FORMERLY WARNER INSURANCE SERVICES, INC.)
                (Exact name of Registrant as specified in its charter)

                        Delaware                                13-2698053
            (State or other jurisdiction of                  (I.R.S. Employer
             incorporation or organization)                 Identification No.)

       18-01 Pollitt Drive, Fair Lawn, New Jersey                  07410
        (Address of Principal Executive Offices)                (Zip Code)

                             COVER-ALL TECHNOLOGIES, INC.
                      (FORMERLY WARNER INSURANCE SERVICES, INC.)

                           1995 EMPLOYEE STOCK OPTION PLAN
                               (Full title of the plan)

                    Brian Magowan                         With a copy to:
               Chief Executive Officer
            Cover-All Technologies, Inc.                Leonard Gubar, Esq.
                 18-01 Pollitt Drive                     Reid & Priest LLP
             Fair Lawn, New Jersey 07410                40 West 57th Street
       (Name and address of agent for service)        New York, New York 10019
                   (201) 794-4800                          (212) 603-2000
       (Telephone number, including area code,
               of agent for service)


     ==========================================================================
                           CALCULATION OF REGISTRATION FEE
     --------------------------------------------------------------------------
                                     PROPOSED      PROPOSED
     TITLE OF                        MAXIMUM       MAXIMUM
     SECURITIES     AMOUNT           OFFERING      AGGREGATE     AMOUNT OF
     TO BE          TO BE            PRICE         OFFERING      REGISTRATION
     REGISTERED     REGISTERED(1)    PER SHARE     PRICE         FEE
     -------------------------------------------------------------------------
     Common Stock  1,370,000 shs.   $1.45(2)     $1,986,500.00     $586.02(3)
     -------------------------------------------------------------------------
     Common Stock   30,000 shs.     $4.16(4)       $124,800.00     $ 36.82(5)
     -------------------------------------------------------------------------
     Total         1,400,000 shs.     ----       $2,111,300.00     $622.84
     =========================================================================

     (1) Pursuant to Rule 416(a) and Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of shares as may become deliverable as a result of stock splits, stock dividends or similar transactions and as may become subject to options under the Cover-All Technologies, Inc. 1995 Employee Stock Option Plan (the "Plan") as a result of the adjustment provisions contained therein.

     (2) The proposed maximum offering price per share was calculated pursuant to Rule 457(h) under the Securities Act based upon the average exercise price at which such options to purchase shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), under the Plan may be exercised.

     (3) The amount of the registration fee for shares of Common Stock issuable upon exercise of outstanding options under the Plan was calculated pursuant to Rule 457(h) using the prices at which such options may be exercised.

     (4) The proposed maximum offering price per share was calculated pursuant to Rule 457(h) under the Securities Act based upon the average of the bid and asked prices of the Common Stock as quoted on the Nasdaq National Market on January 8, 1998.

     (5) The amount of the registration fee for shares of Common Stock issuable with respect to options that may be granted in the future under the Plan was calculated pursuant to Rule 457(c) under the Securities Act.

     ===========================================================================
               In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                             COVER-ALL TECHNOLOGIES, INC.

                           1995 EMPLOYEE STOCK OPTION PLAN

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

             This Registration Statement on Form S-8 is prepared pursuant to General Instruction E to Form S-8. This Registration Statement is being filed by Cover-All Technologies, Inc. (formerly Warner Insurance Services, Inc.) (the "Company" or "Registrant") to reflect certain amendments to the Company's 1995 Employee Stock Option Plan (the "Plan") approved by the stockholders of the Company (the "Stockholders"). Specifically, the amendment to the Plan (i) increased the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), under the Plan by 1,400,000 shares and (ii) included non-employee directors and consultants to the Company as participants eligible to receive options under the Plan.

          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

             The documents listed below are hereby incorporated by reference into this registration statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents:

             (a) The Registrant's Registration Statement on Form S-8 (Registration No. 333-02567), as filed by the Company with the Securities and Exchange Commission (the "Commission") on April 17, 1996, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of 900,000 shares of the Company's Common Stock, $.01 par value per share, under the Plan and the 1994 Stock Option Plan for Independent Directors.
             (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.
             (c) The Registrant's Proxy Statement filed with the Commission on April 30, 1997.
             (d) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1997.
             (e) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997.
             (f) The Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1997.
             (g) The Registrant's Current Report on Form 8-K filed with the Commission on January 7, 1997.
             (h) The Registrant's Current Report on Form 8-K filed with the Commission on March 21, 1997.
             (i) The Registrant's Current Report on Form 8-K filed with the Commission on April 15, 1997.
             (j) The Registrant's Current Report on Form 8-K filed with the Commission on August 11, 1997.
             (k) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed on January 24, 1985 pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

             Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Legal matters in connection with the validity of the issuance of the securities offered hereby will be passed upon by Reid & Priest LLP, New York, New York. Leonard Gubar, a member of such firm, was until March 31, 1997, a member of the Board of Directors of the Registrant.


          ITEM 8.  EXHIBITS.

             Exhibit No.   Description
             ----------    -----------

             4(a)(1)*      1995 Employee Stock Option Plan, as amended.

             4(a)(2) Form of Non-Qualified Stock Option Agreement pursuant to the 1995 Employee Stock Option Plan [incorporated by reference to Exhibit 10(o)(3) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on April 17, 1995].

             4(a)(3) Form of Incentive Stock Option Agreement pursuant to the 1995 Employee Stock Option Plan [incorporated by reference to Exhibit 10(o)(2) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on April 17, 1995].

             5*            Opinion of Reid & Priest LLP

             23(a)*        Consent of Ernst & Young LLP

             23(b)*        Consent of Reid & Priest LLP (included in Exhibit 5)

             24*           Power of Attorney (included on signature page)

          ____________________________
          * Filed herewith


          ITEM 9.   UNDERTAKINGS

             (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               --------  -------
          of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fair Lawn, State of New Jersey, on the 12th day of January, 1998.

                                 COVER-ALL TECHNOLOGIES, INC.


                                 By: /s/ Brian Magowan
                                    _____________________________________
                                   Brian Magowan
                                   Chairman of the Board and
                                   Chief Executive Officer


                                  POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Brian Magowan and Leonard Gubar, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, to sign in any and all capacities any or all amendments including all post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature              Title                          Date
          ---------              -----                          ----


           /s/ Brian Magowan     Chairman of the Board    January 12, 1998
          ---------------------- and Chief Executive
          Brian Magowan          Officer (Principal
                                 Executive Officer)


           /s/ Mark D. Johnston  Director and Chief       January 12, 1998
          ---------------------- Financial Officer
          Mark D. Johnston       (Principal Financial
                                 Officer)


           /s/ Raul F. Calvo     Vice President           January 12, 1998
          ---------------------- (Principal Accounting
          Raul F. Calvo          Officer)


           /s/ Earl Gallegos     Director                 January 12, 1998
          ----------------------
          Earl Gallegos


           /s/ Ian Meredith      Director                 January 12, 1998
          ----------------------
          Ian Meredith


           /s/ James R. Stallard Director                 January 12, 1998
          ----------------------
          James R. Stallard


           /s/ Steve Hough       Director                 January 12, 1998
          ----------------------
          Steve Hough

                                  INDEX TO EXHIBITS
                                  -----------------



          Exhibit Number      Description of Exhibit
          --------------      ----------------------

             4(a)(1)          1995 Employee Stock Option Plan, as
                              amended

             5                Opinion of Reid & Priest LLP

             23(a)            Consent of Ernst & Young LLP

             23(b)            Consent of Reid & Priest LLP
                              (included in Exhibit 5)